SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    [X]                                                                  Filed by a Party other than the Registrant    [  ]

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[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12.

Pacific Select Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

700 Newport Center Drive, Post Office Box 7500, Newport Beach, California 92660

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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August 24, 2015

Dear Contract Owner:

Re: Precious Metals Portfolio, a series of Pacific Select Fund

You currently have an investment interest in the Precious Metals Portfolio and, in the attached Proxy Statement, you are being asked to vote on the liquidation of the Precious Metals Portfolio. The Precious Metals Portfolio is part of Pacific Select Fund (the “Trust”), and has been available as an investment option under variable annuity contracts and variable life insurance policies (the “Contracts”) issued by Pacific Life Insurance Company and Pacific Life & Annuity Company (together, “Pacific Life”).

On March 25, 2015, the Board of Trustees of the Trust (the “Board”), upon the recommendation of Pacific Life Fund Advisors LLC, the Investment Adviser of the Precious Metals Portfolio, considered and approved the liquidation of the Precious Metals Portfolio and agreed to submit the Plan of Liquidation to shareholders for approval.

You are being asked to approve the Plan of Liquidation of the Precious Metals Portfolio (the “Proposal”). If the Proposal is approved and you have not elected to move your contract/account value to a new investment option prior to the date of liquidation of the Precious Metals Portfolio, Pacific Life has informed the Trust that upon the liquidation, your contract/account value will be reinvested in Service Class shares of the Fidelity Variable Insurance Products Money Market Portfolio.

The Board recommends that you vote “For” the Plan of Liquidation as described in the enclosed Proxy Statement. The proposal to approve the proposed Plan of Liquidation is described in the Proxy Statement.

Please read the Proxy Statement and consider it carefully before casting your voting instruction. We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

/s/ James T. Morris	/s/ Mary Ann Brown

James T. Morris	Mary Ann Brown
Chairman of the Board of Trustees	Chief Executive Officer
Pacific Select Fund	Pacific Select Fund

Notice of Special Meeting of Shareholders

Of the Precious Metals Portfolio

Scheduled for September 29, 2015

Dear Contract Owner:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (“Meeting”) of the Precious Metals Portfolio, a fund of Pacific Select Fund, is scheduled for September 29, 2015 at 10:00 a.m. Pacific Time, at the offices of Pacific Life Insurance Company at 700 Newport Center Drive, Newport Beach, California 92660 for the following purposes:

(1)	To approve a Plan of Liquidation providing for the liquidation and dissolution of the Precious Metals Portfolio, and

(2)	To transact such other business that may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof, in the discretion of the proxies or their substitutes.

Shareholders of record at the close of business on July 31, 2015, are entitled to notice of, and to vote at, the Meeting and any adjournment(s) or postponement(s) thereof. Owners of variable life insurance policies and variable annuity contracts having a beneficial interest in the Precious Metals Portfolio on the record date are entitled to vote as though they were direct shareholders of the Precious Metals Portfolio.

Please read the enclosed Proxy Statement carefully for information concerning the proposal to be considered at the Meeting.

Please complete, sign, and return the enclosed voting instruction proxy card promptly, vote telephonically by calling (888) 227-9349 or vote on the Internet by logging onto www.proxyonline.com and following the online instructions.

Please respond — your vote is important. Whether or not you plan to attend the Meeting, please vote by mail, telephone or Internet. Voting instructions must be received by 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) on September 29, 2015. If you vote by mail, only voting instructions received at the address shown on the enclosed postage paid envelope will be counted.

By Order of the Board of Trustees of Pacific Select Fund

/s/ Jane M. Guon

Jane M. Guon
Secretary
Pacific Select Fund

August 24, 2015

700 Newport Center Drive, Post Office Box 7500, Newport Beach, California 92660

PROXY STATEMENT

AUGUST 24, 2015

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS OF THE

PRECIOUS METALS PORTFOLIO OF PACIFIC SELECT FUND

TO BE HELD ON SEPTEMBER 29, 2015

Relating to the liquidation of the Pacific Select Fund Precious Metals Portfolio

INTRODUCTION

This proxy statement (“Proxy Statement”) relates to a Special Meeting of shareholders (the “Meeting”) of the Precious Metals Portfolio (the “Liquidating Fund”), a separate fund of Pacific Select Fund (the “Trust”), to be held on September 29, 2015. As more fully described in this Proxy Statement, the purpose of the Meeting is for shareholders to consider and to vote on the proposed Plan of Liquidation that would provide for the liquidation and dissolution of the Liquidating Fund (the “Liquidation”). If the Proposal is approved and you have not elected to move your contract/account value to a new investment option prior to the Liquidation, Pacific Life has informed the Trust that your contract/account value will be reinvested in Service Class shares of the Fidelity Variable Insurance Products Money Market Portfolio (the “Fidelity VIP Money Market Fund”).

YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND REVIEW THE PLAN OF LIQUIDATION WHICH IS ATTACHED AS APPENDIX A, AS WELL AS THE FIDELITY VIP MONEY MARKET FUND SUMMARY PROSPECTUS DATED APRIL 30, 2015, AS REVISED AND SUPPLEMENTED ON JUNE 9, 2015, WHICH IS BEING PROVIDED TO YOU ALONG WITH THIS PROXY STATEMENT. ALSO YOU SHOULD CONSULT THE FIDELITY VIP MONEY MARKET FUND’S STATUTORY PROSPECTUS DATED APRIL 30, 2015, AS REVISED AND SUPPLEMENTED ON JUNE 9, 2015, FOR MORE INFORMATION ABOUT THE FIDELITY VIP MONEY MARKET FUND.

BACKGROUND

The Liquidating Fund is available as an investment option under variable annuity contracts and variable life insurance policies (the “Contracts”) issued or administered by Pacific Life Insurance Company and Pacific Life & Annuity Company (together, “Pacific Life”). Contract owners who select the Liquidating Fund for investment through a Pacific Life Contract (the “Contract Owners”) have a beneficial interest in the Liquidating Fund, but do not invest directly in or hold shares of the Liquidating Fund. Pacific Life, which uses the Liquidating Fund as a funding vehicle, is the true shareholder of the Liquidating Fund and, as the legal owner of the Liquidating Fund’s shares, has sole voting and investment power with respect to the shares, but passes through any voting rights to Contract Owners. Accordingly, for ease of reference throughout this Proxy Statement, Contract Owners may also be referred to as “shareholders.”

Upon the recommendation of the Pacific Life Fund Advisors LLC (the “Adviser”), the Trust’s Board of Trustees (the “Board”), including a majority of the Trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940 (the “Independent Trustees”), considered and approved a Plan of Liquidation for the Liquidating Fund and authorized sending a proxy statement to shareholders of the Liquidating Fund to solicit approval of the Plan of Liquidation.

The Board of Trustees recommends that Contract Owners of the Liquidating Fund approve the Plan of Liquidation.

THE LIQUIDATION

The Trust is a Massachusetts business trust. The Trust’s Amended and Restated Declaration of Trust provides that any fund of the Trust may be liquidated by the affirmative vote of a majority of the Board.

Reasons for the Liquidation

The Adviser’s recommendation to liquidate the Liquidating Fund stems primarily from the heightened volatility of the precious metals asset class, which has negatively affected performance of the Liquidating Fund. As a result, the Adviser determined to remove the Liquidating Fund from the Portfolio Optimization Portfolios, which the Adviser estimated would leave the Liquidating Fund with less than $15 million in assets. The Adviser does not expect the Liquidating Fund to achieve significant asset growth in the foreseeable future so as to be viable in the long term. Accordingly, the Adviser recommended liquidating the Liquidating Fund. The Liquidating Fund’s assets were approximately $12.7 million as of June 30, 2015.

Approval of the Liquidation

The Adviser advised the Board that it would seek to liquidate the Liquidating Fund, subject to shareholder approval of a Plan of Liquidation. A Plan of Liquidation was then presented to the Board and approved at a meeting on March 25, 2015. At that meeting, the Trustees, including a majority of the Independent Trustees, reviewed the recommendation by the Adviser for the Liquidation of the Liquidating Fund, including the information stated above in Reasons for the Liquidation, the principal terms and conditions of the Plan of Liquidation, and certain other materials provided by the Adviser regarding the Liquidation. The Independent Trustees had the assistance of their independent counsel during their review. In approving the liquidation, the Board considered several factors in connection with the proposed Liquidation, including but not limited to the following: (a) the heightened volatility of the precious metals asset class which has negatively affected performance of the Liquidating Fund; (b) the fact that the Adviser had determined to remove the Liquidating Fund from the Portfolio Optimization Portfolios, and that the Liquidating Fund would therefore have less than $15 million in assets and would not be viable; (c) the current and expected size of the Liquidating Fund; (d) the Adviser’s recommendation to liquidate the Liquidating Fund; (e) the terms and conditions of the proposed Plan of Liquidation and (f) that the costs specifically incurred as a result of the proposed Liquidation, other than transaction costs incurred in connection with the sale of Liquidating Fund holdings to effect the liquidation of the Liquidating Fund, will be paid by the Adviser;

The Trust’s Board determined that the Plan of Liquidation would be in the best interests of the Liquidating Fund’s shareholders. Thus, the Board approved the Plan of Liquidation for the Liquidating Fund, subject to shareholder approval, which is described in further detail below.

SUMMARY OF THE PLAN OF LIQUIDATION

The Plan of Liquidation provides for the liquidation and dissolution of the Liquidating Fund on October 30, 2015 (the “Liquidation Date”). On or before the Liquidation Date, all portfolio securities of the Liquidating Fund will be converted to cash or cash equivalents, and the Liquidating Fund will satisfy Federal income and excise tax distribution requirements and pay, or make reasonable provision to pay, all known or reasonably ascertainable liabilities, claims and obligations of the Liquidating Fund. On the Liquidation Date, the Liquidating Fund’s remaining assets will be distributed ratably among its shareholders of record. Pacific Life has informed the Trust that, unless otherwise instructed, the distributed assets will be immediately reinvested in Service Class shares of the Fidelity VIP Money Market Fund. Pacific Life represented to the Trust’s Board that shareholder approval of the Plan of Liquidation would obviate the need for an SEC order to substitute a Contract Owner’s interest in the Liquidating Fund with an interest in the Fidelity VIP Money Market Fund for any Contract Owners who fail to move their money out of the Liquidating Fund prior to the Liquidation Date (as defined below).

The Plan of Liquidation is structured so as not to result in any dilution of the interests of any shareholders. Significant provisions of the Plan are summarized below; however, this summary is qualified in its entirety by reference to the Plan of Liquidation. Please refer to Appendix A to review the terms and conditions of the Plan of Liquidation.

The Plan of Liquidation may be amended by the Board as may be necessary or appropriate to effect the liquidation of the Liquidating Fund. In addition, the Plan of Liquidation may be abandoned by the Board at any time if it determines that abandonment would be advisable and in the best interests of the Liquidating Fund and its shareholders.

Effect of the Plan of Liquidation

The Plan of Liquidation is not expected to affect the value of your interest in your Contract. Prior to the proposed Liquidation, Contract Owners will be provided an opportunity to transfer their assets to one of the other investment options available under their Contracts, and will continue to be able to redeem or exchange their shares. If the Plan of Liquidation is approved and a Contract Owner does not select a new investment option prior to the Liquidation Date, the Contract Owner will beneficially own, immediately after the Liquidation, a number of shares of the Fidelity VIP Money Market Fund having the same value as the value of the shares of the Liquidating Fund beneficially owned by that Contract Owner immediately prior to the Liquidation. After the Liquidation, such Contract Owners will indirectly bear the fees and expenses of the Fidelity VIP Money Market Fund, but the Liquidation will not result in any change to a Contract Owner’s Contract fees or charges.

Purchase and redemption requests for the Liquidating Fund received after the Liquidation will be treated as requests for the purchase or redemption of the Service Class shares of the Fidelity VIP Money Market Fund. Following the Liquidation, the Liquidating Fund will hold no assets and be dissolved.

Expenses of the Liquidation

The Adviser will bear most of the expenses of the Liquidation, including: preparation of this Proxy Statement, printing and distributing the proxy materials, the costs of soliciting and tallying voting instructions, the cost of any necessary filings with the SEC, legal fees, accounting fees, and expenses of holding shareholders’ meetings. The Liquidating Fund will bear any brokerage fees and other transaction costs associated with the sale of portfolio holdings of the Liquidating Fund prior to the Liquidation as a result of the Liquidation, and the Fidelity VIP Money Market Fund will bear any brokerage fees and other transaction costs associated with the purchase of portfolio holdings by the Fidelity VIP Money Market Fund after the Liquidation as a result of cash in-flows from the Liquidation.

Tax Considerations: The Liquidation will be a Non-taxable Event for Contract Owners.

Implementation of the Plan of Liquidation will not cause the Contract Owners who invest in the Liquidating Fund or the Fidelity VIP Money Market Fund to recognize any gain or loss for Federal income tax purposes from the transactions contemplated by the Plan of Liquidation.

Information About the Fidelity VIP Money Market Fund

The Fidelity VIP Money Market Fund summary prospectus dated April 30, 2015 as revised June 9, 2015 and a supplement to that prospectus dated June 9, 2015 (the “Fidelity Supplement”) are being provided to you along with this Proxy Statement. As described in the Fidelity Supplement, the Fidelity VIP Money Market Fund is expected to begin operating as a government money market fund and change its name to the Government Money Market Portfolio effective in the fourth quarter of 2015. For further information about the expected changes, please refer to the Fidelity Supplement.

Selection of the Fidelity VIP Money Market Fund as the “default” investment option

Pacific Life selected the Fidelity VIP Money Market Fund as the fund into which it will move a Contract Owner’s account value if the Contract Owner has not elected to move his or her contract/account value to a new investment option prior to the date of liquidation of the Liquidating Fund. Pacific Life selected the Fidelity VIP Money Market Fund because it is the only money market investment option available to all affected Pacific Life Contract Owners. Pacific Life may be faced with potential conflicts of interest relating to its selection of the Fidelity VIP Money Market Fund and its Service Class shares (see Potential Benefits to the Adviser and its Affiliates section below for further information). Since selection of a default investment option is an insurance company matter, neither the Board of Trustees nor the Adviser of Pacific Select Fund has any role or responsibility with respect to its selection.

Potential Benefits to the Adviser and its Affiliates

The Adviser or its affiliates may realize benefits as a result of the investment in the Fidelity VIP Money Market Fund and therefore may be faced with potential conflicts of interest relating to Pacific Life’s selection of the Fidelity VIP Money Market Fund Service Class shares as the default investment option. In that regard, it should be noted that an affiliate of Pacific Life will be paid by the distributor of the Fidelity VIP Money Market Fund a fee at an annual rate of up to 0.10% of the average daily net assets of Contracts invested in the Fidelity VIP Money Market Fund for providing various services to shareholders pursuant to the Fidelity VIP Money Market Fund’s Distribution and Service Plan. Currently, the Liquidating Fund pays up to 0.20% of its average daily net assets to broker-dealers that provide various services to shareholders. In addition, the transfer agent for the Fidelity VIP Money Market Fund will pay Pacific Life a fee for providing certain services that the transfer agent would otherwise provide. The fee for providing such services is an annual rate of 0.05%, payable quarterly and based on each quarter’s average daily assets held by Contract Owners, with a maximum payment of $1 million per quarter.

Purchases and Transfers into the Liquidating Fund

If the Plan of Liquidation is approved, purchases and transfers into the Liquidating Fund will not be accepted after the close of business on October 30, 2015.

Future Allocation of Premiums will be treated as orders for the Fidelity VIP Money Market Fund

Pacific Life has advised the Trust that once the Liquidation is approved and completed, all orders associated with new premiums or transfer (purchases and redemptions) for the Liquidating Fund will be deemed as a request for the purchase or redemption of Service Class shares of the Fidelity VIP Money Market Fund.

Transfers out of the Liquidating Fund

Shareholders may transfer out of the Liquidating Fund into any other investment option available under their Contract at any time up until October 30, 2015. Pacific Life has informed the Trust that any shares of the Liquidating Fund held at the close of business on October 30, 2015 will automatically be reinvested in Service Class shares of the Fidelity VIP Money Market Fund. Pacific Life has informed the Trust that transfers out of the Liquidating Fund within 30 days prior to the Liquidation and transfers out of the Fidelity VIP Money Market Fund within 30 days after the Liquidation will not count as a transfer for purposes of transfer limitations under the Contracts. Pacific Life has also informed the Trust that it will issue supplements to the prospectuses for its affected Contracts advising Contract Owners of their rights to transfer under their respective Contracts.

Failure to Approve the Proposal

If shareholders of the Liquidating Fund do not approve the Plan of Liquidation, the Plan of Liquidation will not be implemented. The Board would then meet to consider what, if any, steps to take with respect to the Liquidating Fund.

GENERAL INFORMATION ABOUT THIS PROXY

Solicitation of proxies

The principal solicitation will be by mail, but voting instructions also may be solicited by telephone, Internet or in person. AST Fund Solutions has been retained to assist with voting instruction solicitation activities (including assembly and mailing of materials to Contract Owners). All expenses incurred in connection with the preparation of this Proxy Statement and the solicitation of instructions will be paid by the Adviser. AST Fund Solutions will be paid approximately $5,983 by the Adviser for its assistance with voting instruction solicitation activities.

The Board of Trustees recommends that you vote “FOR” the proposed Plan of Liquidation.

Voting Rights

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board. Holders of shares of the Liquidating Fund are entitled to one vote for each share held, and a proportionate fraction of a vote for each fraction of a share held and those voting rights are being passed on to you as a Contract Owner. Shares have noncumulative voting rights. Contract Owners may vote by mail, telephone, Internet or in person. Voting instructions must be received by 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) on September 29, 2015. If you vote by mail, the voting instruction proxy card must be received at the address shown on the enclosed postage paid envelope. Contract Owners may also vote by attending the Meeting.

Pacific Life Insurance Company (“PLIC”) and Pacific Life & Annuity Company (“PL&A”) will vote shares of the Liquidating Fund held by each of their Separate Accounts in accordance with the proxy voting instructions received from its Contract Owners, but in the absence of voting directions in any properly executed voting instruction proxy card that is signed and timely returned, they will vote FOR the Plan of Liquidation and may vote in accordance with their judgment with respect to other matters not now known to the Board that may be presented at the Meeting. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the Meeting, and will have the same effect as an instruction to vote “AGAINST” the Proposal. PLIC and PL&A will vote shares of the Liquidating Fund held in each of its Separate Accounts for which it has not received timely instructions and/or for which a voting instruction proxy card is not properly executed, in the same proportion as it votes shares held by that Separate Account for which it has received instructions. If no instructions are received for a Separate Account, PLIC and/or PL&A will vote any shares held by such Separate Account in the same proportion as votes cast by all of its other Separate Accounts in the aggregate. Shareholders and Contract Owners permitted to give instructions, and the number of shares for which such instruction may be given for purposes of voting at the meeting and any adjournments thereof, will be determined as of the Record Date. As a result of this proportional voting, a small number of Contract Owners may determine the outcome of a vote.

Contract Owners may revoke a previously submitted voting instruction proxy card at any time prior to its use by filing with PLIC or PL&A, as applicable, a written revocation or duly executed voting instruction proxy card bearing a later date. In addition, any Contract Owner who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any voting instruction previously given.

Approval of the Liquidation requires the vote a majority of the votes cast that are entitled to vote. The Liquidating Fund must have a quorum to conduct its business at the Meeting. Holders of 30% of the outstanding shares of the Liquidating Fund present in person or by proxy shall constitute a quorum. In the absence of a quorum, a majority of outstanding shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present. Shares held by shareholders present in person or represented by proxy at the meeting (including PLIC and PL&A) will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on any proposal before the meeting. Since PLIC and PL&A are the owners of record of all of the outstanding shares of the Liquidating Fund, it is anticipated that a quorum will be present at the meeting.

At the close of business on July 31, 2015 (the “Record Date”), there were 3,207,497.58 outstanding Class I shares of the Liquidating Fund and no outstanding Class P shares of the Liquidating Fund. Therefore, this proxy has been sent only to Class I shareholders. The Class I shares of the Liquidating Fund are offered as an investment medium for Pacific Life Contracts. PLIC and PL&A are the true legal owners of the Class I shares of the Liquidating Fund underlying the Contracts, but are soliciting voting instructions from Contract Owners having contract value invested in the Liquidating Fund (a beneficial interest) through their respective Separate Accounts.

As of the Record Date, PLIC and PL&A owned 2,887,283.34 and 320,214.27 shares of the Liquidating Fund, respectively, which represents 90.02% and 9.98% of the Liquidating Fund’s outstanding shares, respectively. To the knowledge of the Trust, as of the Record Date, no current Trustee owns 1% or more of the outstanding shares of the Liquidating Fund, and the officers and Trustees own, as a group, less than 1% of the shares of the Liquidating Fund. PLIC is a Nebraska corporation; PL&A is an Arizona corporation. Their principal offices are located at 700 Newport Center Drive, Newport Beach, CA 92660.

Annual and Semi-Annual Reports

The Trust’s annual report for the fiscal year ended December 31, 2014 was previously sent to shareholders and is available on line at www.PacificLife.com/ PacificSelectFund.htm. The Trust’s semi-annual report for the period ended June 30, 2015 will be mailed to shareholders within 60 days of the period end. This annual report is available, and the semi-annual report once issued will be available, upon request without charge by contacting the Trust by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:	PLIC’s Annuity Contract Owners: 1-800-722-4448
PLIC’s Annuity Financial Advisors: 1-800-722-2333
PLIC’s Insurance Policy Owners: 1-800-347-7787
PL&A’s Annuity Contract Owners: 1-800-748-6907
PL&A’s Life Insurance Policy Owners: 1-888-595-6997

Other Matters to Come Before the Meeting

The Trust does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, PLIC and PL&A will vote thereon in accordance with their respective best judgment.

Shareholder Proposals

The Fund is not required to hold regular annual meetings and, in order to minimize its costs, does not intend to hold meetings of shareholders unless so required by applicable law, regulation, regulatory policy or if otherwise deemed advisable by the Fund’s management. Therefore, it is not practicable to specify a date by which shareholder proposals must be received in order to be incorporated in an upcoming proxy statement for an annual meeting.

PLEASE:

➢	PROMPTLY EXECUTE AND RETURN THE ENCLOSED VOTING INSTRUCTION PROXY CARD. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

OR

➢	VOTE TELEPHONICALLY BY CALLING (888) 227-9349.

OR

➢	VOTE ON THE INTERNET BY LOGGING ONTO WWW.PROXYONLINE.COM AND FOLLOWING THE ONLINE INSTRUCTIONS.

VOTING INSTRUCTIONS MUST BE RECEIVED BY 10:00 A.M. EASTERN TIME (7:00 A.M. PACIFIC TIME), ON SEPTEMBER 29, 2015. VOTES CAST BY MAIL NEED TO BE RECEIVED AT THE ADDRESS SHOWN ON THE ENCLOSED POSTAGE PAID ENVELOPE.

OR

➢	VOTE IN PERSON AT THE SHAREHOLDER MEETING ON SEPTEMBER 29, 2015 AT 10:00 A.M. PACIFIC TIME AT 700 NEWPORT CENTER DRIVE, NEWPORT BEACH, CA.

/s/ Jane M. Guon

Jane M. Guon
Secretary
Pacific Select Fund

August 24, 2015

APPENDIX A

PRECIOUS METALS PORTFOLIO

PLAN OF LIQUIDATION

The following Plan of Liquidation (“Plan”) of the Precious Metals Portfolio (the “Fund”), a series of Pacific Select Fund, organized and existing under the laws of the State of Massachusetts, and an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), is intended to accomplish the complete liquidation of the Fund in conformity with the laws of the State of Massachusetts, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”), and the Pacific Select Fund Declaration of Trust and By-Laws.

WHEREAS, the Pacific Select Fund Board of Trustees (“Board”) has determined that the continuation of the Fund would not be in the best interests of the Fund or its shareholders after considering several factors, including but not limited to the following: (a) the heightened volatility of the precious metals asset class which has negatively affected performance of the Fund; (b) the fact that the Adviser has determined to remove the Fund from the Portfolio Optimization Portfolios, and that the Fund would therefore have less than $15 million in assets and would not be viable; (c) the current and expected size of the Fund; (d) the Adviser’s recommendation to liquidate the Fund; (e) the terms and conditions of the proposed Plan and (f) that the costs specifically incurred as a result of the proposed Liquidation, other than transaction costs incurred in connection with the sale of Fund holdings to effect the liquidation of the Fund, will be paid by the Adviser;

WHEREAS, the Board has determined that it is advisable and in the best interests of the Fund and its shareholders to liquidate the Fund as of October 30, 2015, (“Liquidation Date”), in order to preserve as much of the Fund’s assets as possible for distribution to the Fund’s then-current shareholders, and (2) adopt this Plan as the method of liquidating the Fund; and

WHEREAS, on March 25, 2015, the Board unanimously approved this Plan as being in the best interests of the Fund and its shareholders and adopted this Plan as the method of liquidating the Fund.

NOW, THEREFORE, the liquidation of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall become effective on October 30, 2015, or such other date to be determined by the Chief Executive Officer (“CEO”), President or any Vice President of the Trust (hereinafter, the “Effective Date”).

2. Notice to Shareholders. Prior to the Effective Date, the Fund shall provide notice to the appropriate shareholders to the effect that this Plan has been approved by the Board and that on October 30, 2015 or such other date as determined by the CEO, President or any Vice President of the Trust (hereinafter, the “Liquidation Date”), all outstanding shares of the Fund shall be liquidated.

3. Cessation of Business. On the Effective Date, the Fund shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, and distributing its remaining assets ratably among the shareholders of the outstanding shares of the Fund, in accordance with the provisions of the Plan, after discharging or making reasonable provision for the Fund’s liabilities.

4. Restriction of Sale of Fund Shares. On or before the Effective Date, the Trust shall cease accepting purchase orders for the Fund (including reinvestment of dividends and purchases via automatic investment plans).

5. Liquidation of Assets. On or before the Liquidation Date, the Fund shall convert all portfolio securities of the Fund to cash or cash equivalents.

6. Satisfaction of Federal Income and Excise Tax Distribution Requirements. On or prior to the Liquidation Date, the officers of the Trust shall declare and pay a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s net tax exempt income and investment company taxable income attributable to the Fund for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

7. Payment of Debts. On or prior to the Liquidation Date, the Fund shall pay, or make reasonable provision to pay, in full, all known or reasonably ascertainable liabilities, claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations, known to the Fund and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown. Such amounts shall include, without limitation, all charges, taxes and expense of the Fund, whether due, accrued or anticipated, that have been incurred or are expected to be incurred by the Fund.

8. Liquidating Distribution. On the Liquidation Date, the Fund shall distribute to the Insurers Separate Accounts for the benefit of the Fund’s shareholders of record as of the close of business on the business day preceding the Liquidation Date, all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the (the “Liquidation Proceeds”), except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund’s books; provided further, for the avoidance of doubt, notwithstanding anything herein to the contrary, all interests, rights and titles to any claims, whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery claims of the Fund shall be disclaimed, and any and all resulting recoveries shall be returned to the Trust, and shall not be distributed to the Fund’s shareholders of record. With respect to Class I shares of the Fund, the Trust will be informed by Pacific Life Insurance Company and Pacific Life & Annuity Company regarding the allocation of the Liquidation Proceeds.

9. Liquidation. The Fund shall be liquidated on the Liquidation Date in accordance with Section 331 of the Code.

10. Management and Expenses of the Fund. The Adviser shall bear all the expenses, other than extraordinary expenses, that would otherwise be attributed to the Fund and which are incurred in connection with the carrying out of the Plan, including, but not limited to, printing, legal, accounting, custodian and transfer agency fees, and the expenses of any notices or reports to, or meetings of, shareholders, whether or not the liquidation contemplated by this Plan is effected, to the extent such expenses exceed the amount of the Fund’s normal and customary fees and expenses accrued by the Fund through the Liquidation Date, provided that such accrued amounts are first applied to pay for the Fund’s normal and customary fees and expenses.

11. Receipt of Cash or Other Distributions After the Liquidation Date. Following the Liquidation Date, if the Fund receives any form of cash or is or becomes entitled to any other distributions that it had not recorded on its books on or before the Liquidation Date, any such cash or distribution will be allocated to the Trust in such manner as the CEO, President or any Vice President of the Trust determines is reasonable (and, as a point of clarification, such proceeds may not be distributed to the Separate Accounts or Contract Owners and may be used to pay general expenses of the Trust).

12. Lost Shareholders. If the Trust is unable to pay redemption proceeds to shareholders of the Fund because of the inability to locate shareholders to whom redemption proceeds are payable, the Trust may take such steps as an authorized officer of the Trust deems appropriate, which may include creating, in the name and on behalf of the Fund, a trust or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expense of such trust shall be charged against the assets therein.

13. Power of the Board and Trust Officers. The Board of Trustees and the officers of the Trust shall have the authority to do or authorize any acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act or other applicable laws. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

14. Amendment or Abandonment of Plan and Shareholder Approval of Plan. The Board shall have the authority to authorize or ratify such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Fund, and the distribution of its net assets to shareholders in accordance with the laws of the State of Massachusetts, the 1940 Act, the Code, and the Trust’s Declaration of Trust and By-Laws, if the Board determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Fund shareholders, Fund shareholders will be given prompt and timely notice of such an amendment or modification. In addition, the Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders. This Plan shall be deemed abandoned in the event the Fund’s shareholders do not approve the Plan by the close of business on October 30, 2015.

15. Changes to Dates. Each officer of the Trust may modify or extend any of the dates specified in the Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Effective Date and the Liquidation Date) if such officer(s) determine, with the advice of the Trust’s General Counsel, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Fund or to protect the interest of the shareholders of the Fund.

16. No Personal Obligations. The obligation of the Trust entered into in the name or on behalf of the Trust or Fund by any of the Trustees of the Trust, representatives or agents of the Trust are made not individually, but only in such capacities, and are not binding upon any of the Trustees of the Trust, shareholders or representatives of the Trust personally, but bind only the assets of the Trust attributable to the Funds.

IN WITNESS WHEREOF, the Board has caused this Plan to be approved on behalf of the Precious Metals Portfolio.

PACIFIC SELECT FUND On behalf of the Precious Metals Portfolio

By:
Name: Robin S. Yonis Title: Vice President and General Counsel
Date:

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PRECIOUS METALS PORTFOLIO

OF THE PACIFIC SELECT FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS – SEPTEMBER 29, 2015

The undersigned owner of a variable life insurance policy or variable annuity contract (collectively, “variable contracts”) issued or administered by Pacific Life Insurance Company (“PLIC”) and funded by separate accounts (“Separate Accounts”) of PLIC and Pacific Life & Annuity Company (“PL&A”), hereby instructs PLIC and PL&A, on behalf of their respective pertinent Separate Accounts, to:

(1) Vote the shares of the Precious Metals Portfolio of the Pacific Select Fund (the “Trust”) attributable to his or her variable contract at the special meeting of shareholders (the “Meeting”) of the Trust to be held at 10:00 a.m. Pacific Time, on September 29, 2015 at 700 Newport Center Drive, Newport Beach, California, 92660, and at any adjournment thereof, as indicated, with respect to the matters referred to in the proxy statement for the Meeting; and

(2) Vote upon such other matters as may properly come before the Meeting or any adjournment thereof in discretion of Pacific Life and PL&A.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-866-406-2290. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice regarding the availability of Proxy Materials for this Special Meeting of Shareholders to be held on September 29, 2015. The proxy statement for this meeting is available at:

[proxyonline.com/docs/pacificselect2015.pdf]

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Precious Metals Portfolio of the Pacific Select Fund	PROXY CARD

VOTING INSTRUCTIONS MUST BE RECEIVED BY 10:00 A.M. EASTERN TIME (7:00 A.M. PACIFIC TIME), SEPTEMBER 29, 2015

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the proxy statement. Your signature(s) on this proxy card must be exactly as your name(s) appear on this proxy (reverse side). If the shares are held jointly, each holder must sign this proxy card. Attorneys-in-fact, executors, administrators, trustees or guardians must indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Trust’s Board of Trustees. When properly executed, this proxy will be voted as indicated or if no choice is indicated, this Proxy will be voted “FOR” the proposal. If this voting instruction proxy card is not properly executed when voting by mail, or if you do not vote at all, your votes will be cast by PLIC and/or PL&A, as applicable, on behalf of the pertinent Separate Account in the same proportion as it votes shares held by the Separate Account for which it has received voting instructions, if other votes are received for that Separate Account. If no other votes are received for a Separate Account, your votes will be cast by PLIC and/or PL&A, as applicable, in the same proportion as other votes cast by all of its respective Separate Accounts in the aggregate.

MANAGEMENT OF PACIFIC LIFE INSURANCE COMPANY AND PACIFIC LIFE & ANNUITY COMPANY RECOMMEND THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve the Plan of Liquidation providing for the Liquidation and Dissolution of the Pacific Select Fund Precious Metals Portfolio.	¡	¡	¡

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]